UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2024

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive
Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	SABR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2024, Sabre Corporation (“Sabre”) approved Ann Bruder’s ceasing to serve as Executive Vice President and Chief Legal Officer of Sabre, effective as of September 13, 2024. Ms. Bruder’s last day of employment with Sabre is expected to be October 31, 2024. The termination of Ms. Bruder’s employment is considered to be a qualifying termination (as defined under Sabre’s Executive Severance Plan), and in connection with the termination of her employment, Ms. Bruder is eligible to receive payments for a termination without “cause” (as defined under the Executive Severance Plan) under the terms of the Executive Severance Plan as a Level 2 employee. As a result, Ms. Bruder will be entitled to receive an amount equal to 150% of her current annual base salary and 110% of her target incentive opportunity, paid in installments over a period of 18 months following the date of termination. In addition, she will be entitled to continued medical, dental, and vision insurance coverage for her and her eligible dependents for the 18-month period following the date of termination, and senior executive level outplacement services for a period of one year; provided, however, that if she becomes re-employed and eligible to receive health insurance benefits under another employer-provided plan, the continued insurance coverage will terminate. The receipt of these items will be subject to Ms. Bruder’s execution of a general release of liability against Sabre and will be subject to compliance with applicable post-termination restrictive covenants and other obligations.

Item 8.01.	Other Events

Sabre has appointed Rochelle Boas to serve as its Executive Vice President and Chief Legal Officer, effective October 14, 2024. From 2006 to 2020, Ms. Boas served in numerous roles in the legal department of Travelport Worldwide Limited, including as its Senior Vice President, Deputy General Counsel and Corporate Secretary. Ms. Boas served as the General Counsel and Corporate Secretary of LeafLink, Inc. from 2021 to 2023, and she has served as the General Counsel and Corporate Secretary of Reorg Research, Inc. since 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Dated: September 5, 2024	By:	/s/ Shawn Williams
	Name: Title:	Shawn Williams
Executive Vice President and Chief People Officer